                                                                EXHIBIT 10.3(b)



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                             DRF 12000 PORTLAND LLC

                                      LEASE

                                      WITH

                           TELEX COMMUNICATIONS, INC.

                             (DATED: MARCH 16, 2000)




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                                 LEASE AGREEMENT

         THIS AGREEMENT, made this 16th day of March, 2000 between DRF 12000 PORTLAND LLC, a Minnesota limited liability company ("Landlord") and TELEX COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

         RECITALS:

         1. Landlord desires to purchase the Premises to be leased to Tenant, in accordance with the terms and subject to the conditions of this Lease.

         2. Tenant desires to lease from Landlord the Premises in accordance with the terms and subject to the conditions contained in this Lease.

         FOR AND IN CONSIDERATION of the mutual covenants contained in this Lease, Landlord and Tenant (the "parties") agree as follows:

         Section 1. Property Acquisition. Landlord shall purchase certain improved real estate having an address of 12000 Portland Avenue South, Burnsville, Minnesota 55337-1535, and lease same to Tenant and Tenant shall lease from Landlord the site described in Exhibit A (the "Property"), which includes a building of approximately 114,100 square feet ("Building"). The Property, together with the Building and all other improvements thereon, shall be the "Premises". Provided, however, it is an express condition precedent to Tenant's obligations hereunder that Landlord have good and clear, marketable title to the Premises prior to commencement of the term of the lease.

         Section 2. Existing Improvements. (a) It is expressly acknowledged and agreed by Tenant that no representations or warranties of any kind have been made by Landlord with respect to the Premises and Landlord shall deliver the Premises in "as is" "where is" condition "with all faults" and without warranties express or implied, and that Landlord shall have no obligation to make any repairs, improvements, changes or modifications to the Premises or any improvements thereon or thereto as a condition of Tenant's occupancy of the same, but nothing herein shall obviate Landlord's obligation to provide the services set out in Section 8. Any alterations or additions to the existing improvements to prepare the Premises for Tenant's initial occupancy, including without limitation, distributing of utilities and HVAC within the Premises, demising partitions, fixtures, etc., shall be at Tenant's sole cost and expense, subject to payment by Landlord of the cash allowance provided below and any funds available therefor in the Capital Reserve maintained under Section 35. Such alterations or additions shall be constructed in a good and workmanlike manner substantially in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations, and orders including without limitation, the Americans with Disabilities Act.

         (b) Tenant shall indemnify and defend Landlord against and save Landlord and the

Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any mechanic's lien or other lien for labor, services, materials, supplies, machinery fixtures or equipment furnished to the Premises by or on behalf of Tenant.

         (c) Landlord will pay to Tenant a cash allowance in the amount of $500,000.00, of which

                  (i) $200,000 is designated for construction of an anechoic chamber, and

                  (ii) $300,000 is designated for other changes or improvements made to the Premises by Tenant to prepare the Premises for Tenant's occupancy.

If all of the funds designated for either category are not used for such category, such excess funds shall upon completion of such work be available to cover costs in the other category, provided that the total cash allowance shall in no event exceed the total cost to Tenant of all such work. Such cash allowance shall be paid in installments as Tenant's work progresses. During construction of Tenant's work, Tenant shall submit to Landlord not more than once in any calendar month a request for payment and Tenant's sworn statement (with a sworn construction statement and supporting lien waivers from Tenant's contractors) in form acceptable to Landlord which identifies those of Tenant's designers, contractors, subcontractors, workers and suppliers who are entitled to payment for work performed and materials and equipment supplied by them on the Premises to the date of Tenant's application. The amount of each installment of the cash allowance paid by Landlord shall be limited to the value of the labor, materials and equipment supplied by Tenant's agents to the date of such sworn statement, less the aggregate amount of all prior payments of such cash allowance. In no event, however, shall the total of all installments exceed the cash allowance. If an event of default is not continuing under this Lease and to the extent Tenant has timely submitted the proper documentation to support a given installment, Landlord shall pay such installment upon the earlier of 30 days of submittal of such documentation or the date payment therefor is disbursed by the holder of the mortgage on the Premises or its title insurer. If Landlord reasonably determines that additional documentation is necessary, Landlord shall promptly notify Tenant of the discrepancy or omission in such documentation and may withhold payment of such portion as shall not be adequately supported until the discrepancy or omission is corrected to the reasonable satisfaction of Landlord.

         (d) In addition to the cash allowance payable under (c), Landlord on the Commencement Date will deposit the sum of $100,000 in an interest-bearing escrow account, which sum (including accrued interest) will be used to replace the EMS system for the Premises at such time as Landlord and Tenant may reasonably determine, but in any event when the existing system becomes impractical to operate or repair.

         Section 3. Initial Term. The initial term of the Lease (the "Initial Term") shall commence March 16, 2000 or such later date as Landlord acquires title to the Property (the "Commencement Date") and shall extend for ten (10) years (plus any partial month if the Commencement Date is other than the first day of a month; the end of such period being the "Expiration Date"), unless earlier terminated pursuant to the terms of this Lease.

         Section 4. Renewal of Initial Term. Provided Tenant is not in default under the terms of this Lease beyond the period allowed for cure, Landlord grants Tenant the option to renew the Initial Term for three (3) renewal terms (each, a "Renewal Term") of five (5) years each, exercised by written notice to Landlord given not less than eighteen (18) months prior to the Expiration Date. The Base Rent for any such Renewal Term shall be as set forth in Section 5. (Initial Term and any Renewal Term or Terms shall herein collectively be referred to as the "Term".)

         Section 5. Base Rent and Operating Cost. (a) Base Rent. In consideration of the leasing of the Premises, Tenant shall pay to Landlord for the Premises as base monthly rent ("Base Rent") the following:


         Period                                               Monthly Rent
         ------                                               ------------

         Through the 60th full calendar month of the          $ 90,666.67
         Initial Term

         After the 60th full calendar month of the            $ 98,221.08
         Initial Term

         First Renewal Term                                   $106,404.92

         Second Renewal Term                                  $115,236.50

         Third Renewal Term                                   $124,801.08

payable in advance on the first day of each month during the Term, with the first installment of Base Rent due on the Commencement Date. If the Commencement Date falls on other than the first day of a month, the Base Rent for the first month of the Initial Term shall be pro-rated.

         (b) Operating Cost.

                  (i) Prior to the Commencement Date and prior to each calendar year thereafter Landlord shall compute and deliver to Tenant a good faith estimate of the Operating Cost for such calendar year and the monthly payments as would fully recover the estimated Operating Cost in such calendar year. If at any time in such calendar year there is a material change in Landlord's estimate of the Operating Cost, Landlord may compute and deliver to Tenant an updated statement. The estimated Operating Cost shall be paid by Tenant to Landlord in advance and without further notice on or before the Commencement Date and on or before the first day of each calendar month thereafter during the Term in monthly installments, each based on Landlord's most current statement. If the Commencement Date falls on other than the first day of a month, the payment of the estimated Operating Cost for the first month of the Initial Term shall be pro-rated.

                  (ii) Within a reasonable period after the end of each calendar year, Landlord shall give written notice to Tenant of the actual Operating Cost for that calendar year. If the actual Operating Cost for any calendar year during the Term exceeds the estimated Operating Cost paid by Tenant for the calendar year, Tenant shall pay to Landlord a sum equal to the difference between the actual Operating Cost for the year and the estimated Operating Cost paid by Tenant for the year. If the estimated Operating Cost paid by Tenant for any calendar year during the Term exceeds the actual Operating Cost for the calendar year, Landlord shall pay to Tenant a sum equal to the difference between the estimated Operating Cost paid by Tenant for the year and the actual Operating Cost for the year. Tenant shall pay to Landlord any amount due under this Section within 30 days after delivery of the annual notice, but failure to so notify Tenant within a reasonable period after any calendar year for which any amount is due shall not release Tenant from paying nor diminish Tenant's obligation to pay such amount. At Tenant's option, Landlord shall pay Tenant any amount due under this Article within 30 days after delivery of the annual notice or credit such amount against the next payments coming due under this Lease. If this Lease does not begin or end at the first day of a calendar year, the amount payable for any such Operating Cost adjustment will be adjusted accordingly.

                  (iii) Tenant may at Tenant's cost examine Landlord's books relating to the Operating Cost if requested within 100 days of receipt of Landlord's notice of the actual Operating Cost for any year. Such examination shall be made during normal business hours upon reasonable prior written notice to Landlord. The actual Operating Cost and any Operating Cost adjustment set out in Landlord's notice of the actual Operating Cost for any year shall be considered as final and binding on Tenant except to the extent of any written exception delivered to Landlord within 180 days of Tenant's request to examine Landlord's books. The written exception shall specify the items of Operating Cost or calculation of the Operating Cost adjustment to which exception is made and the reason for such exception. No examination of Landlord's books or written exception made by Tenant shall extend the due date of any Operating Cost adjustment or any other amount due under this Lease.

                  (iv) If Tenant's examination reveals that the actual Operating Cost for any period has been overstated, Tenant shall provide Landlord with a copy of the results of its examination and Landlord shall promptly reimburse Tenant the difference between the amount paid by Tenant and the amount actually due. In addition, if such examination reveals that actual Operating Cost for any year has been overstated by 4% or more,

         Landlord shall promptly reimburse Tenant the reasonable cost of such examination. If Tenant's examination reveals that the actual Operating Cost for any year has been understated, Tenant shall promptly pay Landlord the difference between the amount due and the amount paid by Tenant.

                  (v) If Landlord disputes the results of Tenant's examination, Landlord and Tenant shall negotiate in good faith in an attempt to resolve the dispute. If Landlord and Tenant do not resolve the dispute within 60 days of Landlord's receipt of the results of Tenant's examination, the dispute will be resolved by a mutually acceptable nationally-recognized accounting firm. Landlord and Tenant shall bear equally the cost of the services of such accounting firm. If Landlord disputes the results of Tenant's examination, then notwithstanding
         Section 5(b)(iv) Landlord shall not be required to reimburse Tenant for any overstated amount or cost of examination until the dispute is resolved, and the amount of the overstatement or understatement as determined by such resolution shall govern the amount to be reimbursed by Landlord or paid by Tenant.

                  (vi) For purposes of this Section, the "Operating Cost" for any calendar year will be all reasonable costs of Landlord (net of rebates and discounts actually received) attributable to the ownership, maintenance, operation and repair of the Premises pursuant to this Lease attributable to such year as determined by standard accounting practices, including but not limited to (A) all taxes, installments of special assessments (and interest thereon), fees, levies, and other governmental charges, general and special, ordinary and extraordinary, payable during such calendar year which are assessed, levied, charged or imposed upon or on account of all of any part of the Premises, (B) the cost of maintenance, operation, repair and replacement of the parking areas, roads, sidewalks, landscaping, drainage and exterior lighting facilities on or about the Premises, (C) the cost of maintenance, operation, repair and replacement of equipment and facilities providing heating, cooling, ventilation, electrical and plumbing services in the Building, (D) the cost of maintenance, operation, repair and replacement of any elevator equipment in the Building, (E) the cost of maintenance, repair and replacement of exterior glass and exterior doors, including cleaning the exterior surface of exterior window glass, (F) the cost for any additional services provided by Landlord under the terms of this Lease, (G) the cost of such insurance as may be provided by Landlord under the terms of this Lease, and (H) the amount of any management fees and expenses payable by Landlord for management of the Premises not to exceed the competitive cost or rate for such service. Operating Cost shall include any employment costs (including pension and benefits) for persons employed by Landlord or its manager in performing any of the foregoing maintenance, operation, repair or replacement work (or pro rata portion thereof if the employee is assigned to other properties in addition to the Premises), the cost of transportation of such employees in connection with such work, the cost of all supplies and materials used in performing such work, the cost of any utilities or services provided to or in the Premises which are not paid by Tenant, the cost of maintenance and service agreements for equipment serving the Premises such as exterior window cleaning and elevator maintenance, and the cost of any equipment leased or rented in connection with such work. Capital expenditures for any repairs, modifications, alterations, changes and replacements which cost less than $25,000 for the project (whether under one contract or several trade contracts) will be included in Operating Cost for the year in which such expenditures are incurred. Capital expenditures for any work which exceed such amount will be drawn from the Capital Reserve maintained under Section 35 to the extent of funds available, and any amounts in excess thereof will amortized over the useful life or pay-back period (whichever is shorter) at an interest rate equal to Landlord's cost of funds and the amortized amount for each year will be included in the Operating Cost for such year. Operating Cost excludes, however, (A) depreciation, (B) principal and interest on debt, (C) finders' fees and real estate brokers' commissions, (D) financing and refinancing costs, (E) cost of repairs due to casualty or condemnation which are reimbursed by third parties, (F) any cost due to Landlord's breach of this Lease, (G) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business, (H) any amount for any item or service paid to Landlord or an affiliate of Landlord to the extent it exceeds the competitive cost or rate for such item or service, (I) costs of operation of the business of the entity which constitutes Landlord or preservation of Landlord's interest in the Premises, such as by way of illustration and not limitation the cost of internal accounting and legal matters, the sale or mortgaging of the Premises, any legal disputes with any employee relating to his or her employment, or any legal disputes with any holder of a mortgage on the Premises relating to its mortgage, as distinguished from costs of management, operation, maintenance and repair of the Premises, (J) amounts otherwise included in Operating Cost to the extent they are reimbursed (after deduction of the out-of-pocket cost of collection of such reimbursement) by insurance or otherwise, or (K) interest and penalties resulting from failure to pay any item included in Operating Cost when due and payable.

         (c) If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or other amounts payable under this Lease, or on the Premises, or any portion thereof, a capital levy, gross receipts or sales tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such tenants, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any Municipal, State or Federal capital levy, estate, succession, income, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner or management company of the fee of the Premises.

         (d) If this Lease is terminated prior to the Expiration Date for reasons other than Tenant's default and if the effective date of termination is other than the last day of a month, Base Rent and other charges due hereunder shall be pro-rated to the date of termination based on a thirty-day month, and Landlord shall refund to Tenant any Base Rent or other charges paid but unearned as of the termination date.

         (e) Base Rent and any other charges which are required herein to be paid to Landlord directly, shall be paid to Landlord at the address set forth in
Section 30 or at such other address as Landlord may from time to time designate.

         (f) In the event of any default by Tenant in payment of any amounts payable under this Lease, such amounts shall be deemed rent for the sole purpose of affording Landlord all rights against Tenant under law for default in such payment as in the case of arrears of rent.

         Section 6. Use. The Premises shall be used only for lawful purposes. Tenant shall not use the Premises, or allow its use in any manner which materially violates any rule, order, statute, ordinance, requirement dealing with the occupancy of the Premises or its use as approved by applicable governmental authorities, or restrictive covenant applicable thereto, or which would make void or voidable any insurance with respect to the Premises or which would cause structural injury to the improvements.

         Section 7. Alterations. (a) During the Initial Term and any Renewal Term, Tenant shall not make structural or exterior alterations to the Premises without Landlord's prior written consent said consent not to be unreasonably withheld, delayed or conditioned, but Tenant shall have the right, without Landlord's consent to make nonstructural alterations to the interior of the Premises ("Alterations") provided same do not materially adversely affect the value of the Premises in Landlord's reasonable opinion. Landlord hereby consents to the Alterations shown on plans for the anechoic chamber prepared by Electro-Voice, Inc., dated January 14, 2000, and the internal remodeling plans dated March 1, 2000, initialed by the parties. In making any Alterations, Tenant shall do the following:

                  (i) Notify Landlord at least fifteen days prior to commencement of the Alterations;

                  (ii) Comply with all applicable local, state or federal laws, regulations, codes or ordinances affecting such Alterations and the Premises including without limitation the Americans with Disability Act, as amended from time to time;

                  (iii) Not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in
         Section 19 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as rent as provided in Section 5(f). Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof. In the event of the filing of a mechanic's lien, Tenant shall have the right to post security with Landlord as reasonably determined by Landlord, so that Tenant may dispute said lien; provided, however, in no event shall a foreclosure action be commenced on said lien without Tenant either (i) paying off said lien or (ii) complying with the statutory procedure such that the lien is removed from the Premises.

         (b) Tenant's trade fixtures, furnishings and equipment in the Premises, shall remain Tenant's property for all purposes, except as otherwise agreed in advance in writing by Tenant and Landlord. On or before the Expiration Date (or as appropriate the date the last Renewal Term expires), Tenant shall remove its trade fixtures, furniture and equipment from the Premises and surrender the Premises to Landlord in good order and condition, ordinary wear and tear and damage from the elements or other insured casualty excepted only.

         (c) Tenant has notified Landlord that it intends to construct an addition to the existing improvements on the Premises for purposes of adding a facility known as an "Anechoic Chamber" which will affect the structure and exterior of the improvements. Landlord, subject to review and approval of the Plans and Specifications for said "Anechoic Chamber" (which approval will not be unreasonably withheld or delayed) agrees that Tenant may make such addition to the Premises, provided the quality of the construction of the improvements is similar to the quality of the construction of the Building and architecturally compatible.

         Section 8. Landlord Services. Subject to participation by Tenant by payment of Operating Cost, Landlord shall provide as promptly and as expeditiously as reasonably possible during Tenant's occupancy of the Premises the following services in a good and skillful manner in accordance with applicable law and the standards for similar buildings in the community:

                  (i) all necessary maintenance, repair and replacement of the foundations, exterior walls, floor slabs, roof and other structural elements of the Building,

                  (ii) maintenance, repair and replacement of all parking areas, roads, sidewalks, landscaping, drainage, and exterior lighting facilities on the Premises (including removal of snow from parking, roadway and walking surfaces, and mowing and upkeep of the lawn and other landscaped areas),

                  (iii) maintenance, operation, repair and replacement of all equipment and facilities providing heating, cooling, ventilation, electrical and plumbing services in the Building,

                  (iv) maintenance, operation, repair and replacement of any elevator equipment within the Building,

                  (v) maintenance, repair and replacement of the exterior glass and exterior doors of the Building, including cleaning of exterior surface of exterior window glass,

                  (vi) repairs, modifications, alterations, changes and replacements required by any governmental authority or insurance carrier which do not result from Tenant's specific use or intended use of the Premises, and

                  (vii) such other additional services as Landlord and Tenant may mutually agree in writing.

         (b) Prior to each calendar year, Landlord will submit to Tenant for Tenant's approval Landlord's budget for the operation of the Premises for such year. It is the intent of Landlord and Tenant that Landlord's cost of operating the Premises will be competitive with buildings of similar age, condition and use in the community. Tenant's approval will not be unreasonably withheld, delayed or conditioned so long as such budget will reasonably maintain the Building in a commercially reasonable condition for similar buildings in the community.

         (c) Landlord shall not be liable in damages or otherwise if any service provided by Landlord or any other supplier is interrupted or terminated because of necessary repairs, installations or improvements or any cause beyond the control of Landlord, nor shall any such event be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from fulfilling any obligation of the Lease. However, to the extent the Premises are rendered unusable by Tenant in its business by reason of any such event within the control of Landlord for more than two consecutive business days after notice from Tenant, the Base Rent shall thereafter be equitably reduced until the Premises are again rendered usable. If any of the equipment or machinery used by Landlord in supplying the services breaks down or for any cause ceases to function properly, Landlord shall use reasonable diligence to make the necessary repair or replacement.

         (d) Landlord shall be entitled to cooperate voluntarily in any reasonable manner with the efforts of any governmental agency or utility supplier in reducing energy or other resource consumption or in coordinating other services.

         Section 9. Maintenance of Premises. (a) Except for the services provided by Landlord under Section 8,Tenant at its sole cost and expense, throughout the term of this Lease, shall take good care of the interior portions of the Building (including any additions or outbuildings hereafter erected or installed on the Property) and any leasehold improvements therein, and shall keep the same in good order and condition, and shall make and perform all repairs and maintenance thereof and all necessary repairs thereto. When used in this Section, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterment. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Premises.

         (b) Tenant shall accomplish all maintenance for which it is responsible as soon as practicable; provided, however, that Tenant shall have any essential maintenance performed immediately if a hazardous or emergency situation exists.

         (c) Tenant, at its sole cost and expense, shall provide janitorial services, cleaning of the interior surface of exterior window glass and all interior window glass, refuse collection and removal, and utilities in connection with its use of the Premises. Tenant shall be billed directly by the applicable utility and service companies and pay for all utilities and other services furnished to the Premises including the costs of utility deposits. Except for the services provided by Landlord under Section 8, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon.

         (d) Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Premises that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

         Section 10. Signs. Tenant, at its sole cost and expense, shall have the right to place exterior signs on the Premises subject to any and all applicable laws, codes or ordinances, or restrictive covenants. Tenant shall be solely responsible for maintaining in good condition its signs and shall remove them and repair any damage caused by such removal on or before the Expiration Date (or the expiration date of the last Renewal Term, as applicable). Tenant during the Term of this Lease and Tenant's occupancy of the Premises shall have the right to name the Building, subject to all applicable laws, ordinances, statutes, regulations and restrictive covenants.

         Section 11. Landlord's Right of Access. (a) Landlord and its authorized representatives shall have the right to enter the Premises following notice to Tenant during Tenant's regular business hours and at all other reasonable times for the purpose of (i) determining whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) performing any maintenance or repairs for which Landlord is responsible under this Lease, or (iii) posting "for rent" signs during the last twelve months of
(y) the Initial Term if the Renewal Term is not exercised or (z) the last Renewal Term. Landlord agrees that its access to the Premises shall be subject to reasonable rules of Tenant regarding security of the Premises and Tenant's business, including providing Tenant with adequate notice of desire for access, agreeing to require its employees and other visitors to the Premises to execute agreements upon entry to the Premises, agreeing to reasonable requirements of confidentiality and nondisclosure of matters viewed within the Premises (to the extent all visitors with similar access to the Premises are required to execute such agreements) and allowing all access to be pursuant to Tenant escorted visits, if required by Tenant.

         (b) Landlord shall conduct its activities in the Premises in a manner that will cause the least possible interference with Tenant's business operations, and Base Rent shall abate for any period in excess of 48 hours during which Tenant is deprived of beneficial occupancy of the Premises as a result of Landlord's presence in the Premises except when Landlord's presence is a result of the act or omission of Tenant, its agents, employees or contractors.

         Section 12. Tenant's Indemnity. Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, demands, judgments, damages, liabilities and expenses, including reasonable attorneys' fees, for death of or bodily injury to any person or for loss of, damage to or destruction of any property arising from Tenant's use of the Premises, except for any such claims, actions, demands, judgments, damages, liabilities or expenses arising from the acts or omissions of Landlord, its agents, employees or contractors.

         Section 13. Insurance. (a) During the term of this Lease, Landlord shall obtain and continuously maintain in full force and effect the following insurance coverage:

                  (i) Commercial public liability insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) single limit coverage on an occurrence basis (which may be provided by umbrella).

                  (ii) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Premises contain a boiler or other pressure vessel or pressure pipes, in an amount reasonably satisfactory to Landlord.

                  (iii) Property insurance in an amount equal to the greater of
         (y) Landlord's mortgage or (z) an amount equal to the full replacement cost of Building and other improvements constructed, installed or located on the Premises, for the benefit of Landlord, its managing agent and Tenant, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement", including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, ordinance, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss for flood if the Premises is in a designated flood or flood insurance area; and (iv) loss from so-called explosion, collapse and underground hazards; (v) loss of rents coverage for twelve
         (12) months and (vi) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Building and other improvements on the Premises. Landlord or Landlord's Mortgagee shall be named loss payee and said Mortgagee shall be provided with a standard Mortgagee's clause as to said coverage. If a sprinkler system shall be located in the Building or other improvements, sprinkler leakage insurance in form and amount reasonably satisfactory to Landlord may be procured.

                  (iv) Such other insurance as may be required under the Landlord's Mortgage or otherwise approved by Tenant.

         (b) During the term of this Lease Tenant, at its sole cost and expense, but for the mutual benefit of Landlord, its Mortgagee and Tenant, shall obtain and continuously maintain in full force and effect:

                  (i) Commercial public liability insurance with contractual liability and personal injury coverage insuring Tenant, Landlord, Landlord's managing agent, and any other parties reasonably requested by Landlord from all claims, demands or actions for injuries to or death of any person or damage to or loss of any property in or about the Premises with coverage of not less than $5,000,000, combined single limit (which may be provided by umbrella or excess liability insurance for amounts in excess of $1,000,000).

                  (ii) Workers' compensation insurance within statutory limits covering

         Tenant's employees in the Premises, including employers' liability up to a limit if at least $500,000.

The insurance set forth in this Section shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord. Tenant agrees that the policies required to be carried by Tenant under the Lease shall be primary over the Landlord's insurance.

         (b) Each policy required under this Section 13 shall have attached thereto (i) an unqualified endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord and Tenant, and (ii) an unqualified endorsement to the effect that the insurance shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and Tenant and licensed in the state in which the Premises are located, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord and Tenant. Such policies (or acceptable certificates of insurance) shall be delivered to Landlord and Tenant upon commencement of the term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord), shall be delivered to Landlord and Tenant.

         (c) Tenant shall elect whether or not to maintain insurance coverage upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that any such policies shall contain a waiver of subrogation clause as to Landlord. Tenant hereby waives, releases, discharges and agrees to indemnify and defend Landlord, its agents and employees from and against all claims whatsoever arising out of loss, claim, expense or damage to or destruction of any such personal property or to Tenant's business notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

         (d) Upon expiration of the term of this Lease, the unearned premiums upon any of Tenant's insurance policies or certificates thereof lodged with Landlord by Tenant shall be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

         Section 14. Waiver of Subrogation. Landlord and Tenant waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant or their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, the parties agree immediately to give to each insurance company which has issued to it policies of insurance covering risks of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 14, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph, and to secure from their respective insurers waivers of the insurers' subrogation rights. Landlord and Tenant mutually waive their respective rights of recoveries against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of either of them.

         Section 15. Casualty. In case of damage to or destruction of the Building or other improvements after the Commencement Date of this Lease, by fire or other insurable casualty, Landlord shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Subject to receipt by Landlord of insurance proceeds covering all Base Rent and other charges due from Tenant, the Base Rent and Operating Cost shall abate ratably for the period of time that the Premises is untenantable, in whole or in part (based upon the portion of the Premises that is untenantable). Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Premises, or any portion thereof, ending with the completion thereof are sometimes hereinafter referred to as the "Restoration". In the event the insurance proceeds are inadequate to restore the Building and other improvements, Landlord may terminate this Lease by written notice to Tenant given within 90 days following the damage or destruction unless Tenant agrees in writing within 30 days thereafter to pay for any shortfall and provides evidence reasonably acceptable to Landlord of the availability of such funds. Landlord shall not be responsible for damages to Tenant's personal property or trade fixtures, and Tenant shall bear the cost to repair or replace those items.

         If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event, Landlord shall repair and restore the Premises to as near their condition prior to the fire or other casualty as is reasonably possible within such two hundred seventy (270) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Base Rent and Operating Cost for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable), provided Landlord receives from Tenant proceeds from the loss of rents insurance set forth in Section 13(a)(iii)(v) sufficient to cover all Base Rent and other charges due hereunder.

         If the Premises cannot reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event, either Landlord or Tenant, by notice in writing to the other, mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         Section 16. Condemnation. (a) If, during the term of this Lease, the entire Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of possession in the condemning authority Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Premises, or any portion thereof, or its interest in this Lease.

         (b) If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Premises, but more than ten percent (10%) of the floor area of the Building, or more than twenty percent (20%) of the parking area of the Premises, shall be taken in any such Proceedings, and Landlord is unable to replace such parking area with additional parking contiguous to the Premises, or restore said floor area whatever the use may be, this Lease shall, upon delivery of possession to the condemning authority pursuant to the Proceedings, terminate as to the portion of the Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless the business of Tenant conducted in the portion of the Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Premises. Such termination as to the remainder of the Premises shall be effected by notice in writing given not more than sixty (60) days after the date of delivery of possession to the condemning authority pursuant to the Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. The Tenant may not terminate this Lease, as in this Section provided, at any time that Tenant is in default in the performance of any of the terms, covenants or conditions of this Lease on its part to be performed, and any termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 16 (c) hereof.
         (c) If ten percent (10%), or less, of the floor area of the Building, or twenty percent (20%), or less, of the parking area of the Premises, shall be taken in such Proceedings, or if more than ten percent (10%) of the floor area of the Building or more than twenty percent (20%) of the parking area of the Premises is taken (but less than the entire Premises) and this Lease is not terminated as in Section 16 (b) hereof provided, this Lease shall, upon vesting or possession in the condemning authority pursuant to the Proceedings, terminate as to the parts so taken.

Landlord agrees to promptly restore that portion of the Building and other improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided and Tenant will be responsible at Tenant's cost for restoration of Tenant's trade fixtures and equipment therein.

         (d) Notwithstanding any of the foregoing, Tenant shall have, the limited right to prove in the Proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's trade fixtures and equipment, the unamortized cost of any improvements made to the Premises by Tenant at Tenant's cost (it being understood however, that Landlord will be entitled to the full award for any improvements covered by the cash allowance provided under Section 2(c) or by the Capital Reserve provided under Section 35 or otherwise included in the Operating Cost under Section 5(b)), and for moving expenses paid for by Tenant, so long as such claims by Tenant do not reduce Landlord's award below what it would be absent such claim, and provided further that any first mortgage against the Property shall be paid in full prior to any collection of damages by Tenant. (Said mortgage shall in no event be for an amount greater than 80% of the appraised value at the time of placing said mortgage against the Property unless approved by Tenant).

         (e) In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Base Rent and other charges payable hereunder with respect to that portion of the Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of delivery of possession pursuant to such Proceedings, Tenant shall continue to pay the Base Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Base Rent and any amounts payable into the Capital Reserve under Section 35 according to the extent and nature of such taking as provided for in Section 16 (c) and (f) hereof in respect to the Premises remaining under this Lease after such taking.

         (f) In the event of a partial taking of the Premises under Section 16
(c) hereof, or a partial taking of the Premises under Section 16 (b) hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after the date of delivery of possession pursuant to such Proceedings to the termination of this Lease shall be reduced to an amount equal to the product of the Base Rent provided for herein multiplied by the number of usable square feet of space in the Premises after such taking and after the same has been restored to a complete architectural unit, and the amounts payable into the Capital Reserve will be the amounts set out in Section 35 multiplied by a fraction the numerator of which is the usable square feet of the building remaining under this Lease and the denominator of which is 114,100 square feet.

         Section 17. Default. The occurrence of any one or more of the following events (the "Events of Default") shall constitute a default and breach of this Lease by Tenant:

                  (i) The abandonment of the Premises by Tenant (vacation not being deemed to be abandonment unless there is failure to perform the obligations of Tenant required by this Lease).

                  (ii) Failure by Tenant to make any payment of Base Rent, or any other charges or payment required to be made by Tenant under this Lease when due where such failure continues for a period of fifteen
         (15) days after written notice by Landlord to Tenant;

                  (iii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (ii) above, where such failure continues for a period of thirty (30) days after written notice by Landlord to Tenant; provided, however, that if the nature of Tenant's obligation which it has failed to perform is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed an Event of Default if Tenant commences such cure within the 30 day period and diligently prosecutors the cure to completion;

                  (iv) The making by Tenant of an assignment for the benefit of its creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 90 days), or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant with in 90 days, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, or such seizure is not discharged within the 90 days.

                  (v) If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Section 27 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises or in the income arising therefrom.

         Section 18. Landlord's Remedies. If an Event of Default occurs, at any time after the occurrence, with or without additional notice or demand and without limiting Landlord's rights or remedies as a result of the Event of Default, Landlord may do the following:

                  (i) Upon any termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Premises, and all portions thereof, and possess and repossess itself thereof, by summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises, and all portions thereof, and may have, hold and enjoy the Premises and the right to receive all rental and other income of and from the same.

                  (ii) At any time, or from time to time after any such termination, Landlord may relet the Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include market concessions or free rent) as Landlord, in its sole discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

                  (iii) No such termination of this Lease or retaking of possession shall relieve Tenant of its liabilities and obligations under this Lease (as if this Lease had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Base Rent and any other charges required to be paid by Tenant, up to the time of such termination of this Lease or retaking of possession by Landlord, less net proceeds as described in (b) below, if any, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for agreed current damages for Tenant's default:

                           (a) The equivalent of the amount of the Base Rent and
                  other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

                           (b) The net proceeds of any reletting effected
                  pursuant to the provisions of Section (ii) hereof after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, reasonable and customary brokerage commissions, legal expenses, reasonable attorney's fees, reasonable alteration costs, and reasonable expenses of preparation of the Premises, or any portion thereof, for such reletting.

         Tenant shall pay such current damages in the amount determined in accordance with the terms of Section (iii), as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

                  (iv) At any time after any such termination or retaining of possession, in addition to any monthly Deficiencies as set forth in Section (iii) accruing through the date of such demand, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for damages for Tenant's default, an amount equal to the excess, if any, of the then present worth of the aggregate of the Base Rent and any other charges to be paid by Tenant hereunder from and after the date of such demand for the unexpired portion of the term of the Lease (assuming this Lease had not been so terminated), over the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period. In the computation of present worth, a discount at the rate of the prime rate of interest plus 2% (the prime rate shall be the costs charged by Norwest Bank Minnesota N.A. to its most credit-worthy customers, or the successors in interest to Norwest Bank Minnesota N.A.) per annum shall be employed. If the Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained or contained in Section
         (iii) shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute of rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

                  (v) No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. Landlord agrees to mitigate damages arising out of Tenant's default to the extent commercially reasonable. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

                  (vi) In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

         Section 19. Interest on Late Payments. Unpaid installments of Base Rent, or other sums due to Landlord shall bear interest from the date due at the rate of 5% over the prime rate of interest charged by Norwest Bank Minnesota, N.A. or its successor, from time to time (charged to its most credit-worthy customer) or at the highest lawful interest rate in the jurisdiction in which the Premises are located, whichever is less.

         Section 20. Quiet Enjoyment. Provided it has paid all Base Rent and other charges due hereunder and is not otherwise in default beyond the period allowed for cure herein, Tenant shall at all times during the Initial Term and any Renewal Term peaceably and quietly enjoy the Premises without disturbance by Landlord or any person claiming through Landlord.

         Section 21. Subordination and Attornment. (a) Provided any Mortgagee agrees to grant nondisturbance protection to Tenant as long as Tenant is not in default beyond the period allowed for cure herein, this Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any first mortgage, first deed of trust, security instrument or other document of like nature held by such Mortgagee, hereinafter referred to as "Mortgage", which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacement, renewals, amendment, modifications, extensions or refinancing thereof, and to each and every advance made under such Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage, provided however, it is agreed, nevertheless, that so long as Tenant be not in default in the payment of Base Rent and other amounts due under this Lease and the performance and observance of all other covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease after the expiration of any applicable cure period, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

         (b) In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises a prior thirty (30) day written notice to remedy such act or omission and such time shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee to remedy such act or omission.

         (c) If any Mortgagee (provided said Mortgagee's security interest is subordinate to the Lease or said Mortgagee has agreed not to disturb Tenant's possession of the Premises and/or its interest in the Lease provided Tenant is not in default beyond the period allowed for all herein) shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure of the delivery of a deed to the Premises, then, upon the written request of such Mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such Mortgagee as Tenant's Landlord under this Lease, and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before of after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

         Section 22. Sale of Premises by Landlord. If Landlord sells the Premises, it shall be relieved of all liability under any and all of its covenants and obligations contained in this Lease and arising out of any act, occurrence or omission occurring after the consummation of such sale; provided, however, that the purchaser of the Premises shall be deemed without further agreement between the parties, or between the parties and any such purchaser, to have assumed and agreed to carry out all of the covenants and obligations of the Landlord arising after the closing under this Lease.

         Section 23. Broker's Commission. Landlord and Tenant represent each to the other that United Properties was used by Tenant in connection with this Lease. Landlord shall be responsible for payment of the commission. Landlord and Tenant agree to indemnify one another from and against any claims, demands and actions brought to recover a brokerage commission or any other damages by any broker engaged by the other.

         Section 24. Estoppel Certificate. (a) Either party may request and receive from the other party, upon not less than 15 business days prior written notice an executed statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease as so modified is in full force and effect) and the date to which Base Rent is paid in advance, if any, (ii) acknowledging that there are not, to the attesting party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed, and (iii) such other matters reasonably requested to be stated therein. Any such statement may be relied upon by a prospective purchaser of the Premises or any of Landlord's or Tenant's lenders having an interest in the Premises.

         (b) In the event that Tenant is a corporation, Tenant shall, deliver to Landlord without charge upon ten (10) days prior written request the following instruments and documents:

                  (i) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date.

                  (ii) A copy of Tenant's Articles of Incorporation and By-Laws, and any amendments or modifications thereof certified by the Secretary or Assistant Secretary of Tenant.

                  (iii) Such other certifications or statements as may be reasonably required provided Landlord shall not request information which is not otherwise disclosed as a publicly held company.

         Section 25.  INTENTIONALLY OMITTED

         Section 26. Holding Over. If Tenant remains in possession of the Premises after the Expiration Date (or after the expiration date of any of the Renewal Terms, such occupancy shall be a tenancy from month-to-month at a Base Rent equal to one and one-half times the Base Rent payable during the last month of the Initial Term (or the applicable Renewal Term), and subject to all other amounts payable and other terms and conditions of this Lease.

         Section 27. Assignment and Subletting. (a) Tenant shall not transfer, assign, or otherwise alienate its interest in and to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, mortgage, pledge, hypothecation, encumbrance, or license of this Lease or of Tenant's leasehold interest in the Premises without the prior written consent of Landlord shall be null and void. For purposes of this Section, a merger, consolidation or other reorganization of Tenant or the sale or transfer of a controlling percentage of the stock of Tenant for all or substantially all of the assets of Tenant shall not be deemed to be a transfer, assignment, subletting or other alienation of Tenant's interest in and to the Premises, provided the remaining entity under the Lease has a tangible net worth greater than or equal to the tangible net worth of Tenant immediately prior to said merger, consolidation or other reorganization. Subject to the provisions of Section 27(c) herein, Tenant may sublet all or a portion of the Premises provided Tenant remains fully liable under the Lease.

         (b) Notwithstanding anything contained in Section 27 to the contrary, Landlord reserves the right to refuse to give its consent to any assignment, subletting or transfer of Tenant's interest in the Premises unless Tenant remains fully liable for the performance of the Tenant's covenants and obligations under this Lease.

         (c) Tenant will reimburse Landlord for any costs and legal fees reasonably incurred by Landlord in connection with any proposed transfer or sublease. Tenant will also pay over to Landlord upon receipt 50% of any rent or other consideration received by Tenant in connection with any such sublease which (after deducting the out-of-pocket cost to Tenant, if any, in effecting the sublease, including reasonable alteration costs, commissions and legal fees) is in excess of the Base Rent and Operating Cost for the comparable period (or, if the sublease is for less than all of the Premises, in excess of the pro rata portion of the Base Rent and Operating Cost for the comparable period) and 50% of any consideration received by Tenant in connection with any other transfer or this Lease (after deducting the out-of-pocket cost to Tenant, if any, in effecting the transfer).

         Section 28. Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment against Landlord, it being agreed that Landlord, or Landlord's partners (general or limited), members, shareholders, managers or officers shall never be personally liable for any such judgment.

         Section 29. Financial Information. Tenant agrees to provide to Landlord, within the later of one hundred twenty-five (125) days after the end of each fiscal year of Tenant or five (5) days after the date said filing is made to the SEC, a financial statement, prepared in accordance with generally accepted accounting principles and audited by an independent, certified public accountant. In addition, Tenant agrees to provide to Landlord, from time to time, any other unaudited financial information as Landlord may reasonably request provided such financial information of Tenant should be limited to such information of Tenant otherwise made publicly available.

         Section 30. Further Assurances. Each party agrees that is will take such actions, provide such documents, do such things and provide such further reassurances as may reasonably be requested by the other party during the term of this Lease.

         (a) All section headings and captions used in this Lease are purely for convenience and shall not affect the interpretation of this Lease.
         (b) All Exhibits described in this Lease shall be deemed to be incorporated in and made a part of this Lease, except that if there is any inconsistency between this Lease and the provisions of any Exhibit the provisions of this Lease shall control.

         (c) This Lease shall be deemed entered into within and shall be governed by and interpreted in accordance with the laws of the state where the Premises are located, and the parties submit to the jurisdiction of any appropriate court within that state for adjudication of disputes arising from this Lease.

         (d) Except as otherwise provided, this Lease shall not be modified except by written agreement signed on behalf of Tenant and the Landlord by their respective authorized officers.

         (e) This Lease supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance or usage of trade.

         (f) If any provision of this Lease is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

         (g) The failure of either party at any time to require performance by the other of any provision of this Lease shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Lease be taken or held to be a waiver of any further breach of the same provision or any other provision.

         (h) This Lease may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

         (i) All notices, approvals, requests, consents and other communications given pursuant to this Lease shall be in writing and shall be deemed to have been duly given when sent by confirmed facsimile transmission, or delivered by Courier, or sent by U.S. mail or Federal Express delivery addressed as follows:

         If to Landlord:                    DRF 12000 Portland LLC
                                            c/o Frauenshuh Companies
                                            7101 West 78th Street, Suite 100
                                            Bloomington, MN 55439
                                            Attn: Randy T. McKay
                                            Facsimile: (952)829-3481

         If to Tenant:
         Prior to May 1, 2000:              Telex Communications, Inc.
                                            9600 Aldrich Avenue South
                                            Minneapolis, MN  55420
                                            Attn: General Counsel
                                            Facsimile: (952)886-3754

         Upon From and after
         May 1, 2000:                       Telex Communications, Inc.
                                            12000 Portland Avenue South
                                            Burnsville, MN 55337
                                            Attn: General Counsel
                                            Facsimile: (952)886-3754

         Section 31. Compliance with Environmental Laws. (a) Landlord warrants and represents to Tenant that, to the best of Landlord's knowledge based solely on a Phase I Environmental Assessment performed by Environmental Strategies Corporation dated May 27, 1999 for Emerson Electric Co. of the Fisher-Rosemount Systems, Inc. facility in Burnsville, Minnesota

("Audit) and except for any matters disclosed in said Audit, the Premises are in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction or affecting the Premises (collectively "Environmental Laws"). Landlord shall name Tenant as additional insured on any policy of environmental insurance maintained by Landlord on the Premises.

         (b) Except as set forth in Section 31(c), Landlord shall defend, indemnify and save Tenant, its officers, shareholders, security holders and affiliates, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgments, loss, damage, liability and expense (including reasonable attorneys' fees and expenses) which any one or more of them may sustain in connection with any non-compliance with any environmental condition affecting the Premises.

         (c) Tenant shall at Tenant's own cost and expense, timely comply with all applicable, rules, requirements, orders, directives, ordinances and regulations arising from Tenant's use and occupancy of the Premises, including but not limited to the Environmental Laws, and shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonable attorneys' fees) resulting from any violation of the Environmental Laws when caused by Tenant's use and occupancy of the Premises.

         (d) The provisions of this Section 31 shall survive the expiration or earlier termination of this Lease.

         (e) Subject to Landlord's obligations specifically set forth in Section 31 hereof, Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws (including requirements of the Americans with Disabilities Act, as modified from time to time), ordinances, orders, rules, regulations and requirements of all Federal, State, Municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

         (f) Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, set forth in Exhibit "A" attached, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of Section 13 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

         (g) The following terms and conditions regarding environmental matters and the Premises are included in this Lease:

                  (i) For the purpose of this Lease, the phrase "Regulated Materials" shall include, but shall not be limited to, those materials or substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", "toxic pollutant" or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., or regulations promulgated pursuant thereto. "Tenant's Regulated Materials" shall mean those Regulated Materials, brought onto, created, stored at, handled, or generated at the Premises by or on behalf of Tenant, its agents, employees, contractors (other than Landlord), subtenants, assignees, suppliers or other invitees. "Landlord's Regulated Materials" shall mean all other "Regulated Materials". Also the phrase "Governmental Agency or Agencies" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

                  (ii) Tenant hereby covenants to Landlord and its Mortgagee that:

                           (1) Tenant shall (x) comply and shall cause all
                  occupants of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Tenant's Regulated Materials, (y) remove any Tenant's Regulated Materials (other than supplies and materials used in the ordinary course of its business and for which all applicable laws, ordinances, rules and regulations are complied with) immediately upon discovery of the same, and
                  (z) pay or cause to be paid all costs associated with such removal;

                           (2) Tenant shall keep the Premises free of any lien
                  imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Tenant's Regulated Materials on the Premises;

                           (3) Tenant shall not install or permit to be
                  installed on the Premises any Tenant's Regulated Material including, but not limited to, asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment other than supplies and materials used in the ordinary course of its business and for which use all applicable laws, ordinances, rules and regulations are complied with;

                           (4) Tenant shall not cause or permit to exist as a
                  result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Tenant's Regulated Materials onto the Premises or into surrounding waters or other lands; and

                           (5) Tenant shall promptly provide a copy of any
                  summons, citation, directive, letter or other communication which it receives from any Government Agency or Agencies concerning any Regulated Matters on the Premises.

                  (iii) It shall constitute an Event of Default hereunder and the Landlord shall be entitled to exercise all remedies available to it under Section 18 of the Lease and hereunder if:

                           (1) Tenant shall fail to comply with the covenants
                  contained in Section 31(g)(ii) hereof within thirty (30) days after Landlord mails notice to Tenant hereof or fails to commence such compliance within such time and diligently continue such compliance to completion;

                           (2) any Tenant Regulated Materials are hereafter
                  found to exist on the Premises or in its soil or groundwater in violation of the environmental laws referenced in Section 31(g)(i) herein, and Tenant shall fail within seventy-five
                  (75) days after Landlord mails notice to Tenant thereof, to commence and diligently pursue such actions as are necessary to remove the same from the Premises; or

                           (3) any summons, citation, directive, letter or other
                  communication, written or oral, shall be issued by any Governmental Agency or Agencies concerning the matters described in Subparagraph 31(b) above and Tenant fails to cure the condition occasioning the same within the time limit set forth in this Subparagraph (g)(iii)(1) and (2). In the event Tenant fails to comply with the terms of this Section 31, the Tenant hereby grants Landlord and its employees and agents an irrevocable and non-exclusive license to enter the Premises in order to inspect, conduct testing and remove Tenant Regulated Materials. All costs of such inspection, testing and removal related to Tenant Regulated Materials shall be due and payable from Tenant as Additional Rent hereunder upon demand. Landlord's entry into the Premises shall be subject to the advance notice requirement set forth in this Lease.

                  (iv) The representations, covenants and indemnifications given by Tenant to Landlord and Landlord to Tenant in this Section 31 shall be a separate agreement between the parties, and shall survive any termination of the Lease.

                  (v) Landlord hereby covenants to Tenant that Landlord shall comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Regulated Materials.

         Section 32. Contingency. This Lease is contingent upon Tenant's assignment to Landlord of the Purchase and Sale Agreement between Tenant and Fisher-Rosemount Systems, Inc. ("Seller"). Either Landlord or Tenant may terminate this Lease by written notice delivered to the other party in the event such Purchase and Sale Agreement has not been assigned to Landlord and the assignment consented to by Seller, such that Landlord is in the position to close by the date provided for closing therein, as such date may be extended with the consent of Seller.

         Section 33. Reduction in Premises. On not less than 120 days' prior written notice, Landlord at its discretion may remove that portion of the land shown on Exhibit B (the "Deleted Portion") and any improvements thereon from the Premises leased under this Lease. If the Deleted Portion is removed from the Premises, Landlord at no cost to Tenant will create any cross-easement agreements as may be necessary to provide for utility, driveway, and pedestrian access arrangements as may be required by code or reasonably necessary for operation of the remaining Premises and any improvements on the Deleted Portion, subject to the approval of Tenant which approval will not be unreasonably withheld or delayed. Such cross-easement agreements will include a covenant or other assurance reasonably acceptable to Tenant that the Deleted Premises will be developed and used in a manner which will be compatible with Tenant's use of the Premises. Upon removal of the Deleted Portion from the Premises, Tenant will have no rights or obligations in respect of the Deleted Portion except as may be provided in such cross-easement agreements and this Lease will continue as a lease of the remaining Premises only for the same Base Rent and on the other terms and conditions set out in this Lease.

         Section 34. Security Deposit. Upon Landlord's purchase of the Property, Tenant shall deposit with Landlord the sum of $250,000 in cash and $400,000 in the form of an irrevocable Letter of Credit in form acceptable to Landlord and drawn on a financial institution acceptable to Landlord, as and for a "Security Deposit" for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. On the first day of each month, Tenant will deposit an additional $9,500 of cash into the Security Deposit. The amount of the Letter of Credit held by Landlord or Landlord's Mortgagee shall be reduced each six months by $1.00 for each $1.00 of any such additional cash deposits made during the preceding six months of the Term until the Letter of Credit is reduced to zero. The Security Deposit in cash and Letter of Credit shall in no event exceed $1,150,000. The cash portion of such Security Deposit shall be maintained by or on behalf of Landlord and/or Landlord's Mortgagee in a separate interest-bearing account reasonably acceptable to Tenant, and shall not be commingled with Landlord's other accounts. The Letter of Credit portion of the Security Deposit shall be issued, at Landlord's request, either in the name of Landlord, or Landlord's Mortgagee and shall be held by either Landlord or an escrow agent, in which case Tenant agrees it will execute any documentation necessary to effectuate the intent of this Section 34. In the event that Tenant fails to pay any Base Rent or other amounts payable under this Lease within three days of the due date, or in the event Tenant defaults beyond the period allowed for cure in the Lease in respect to any of the other terms, provisions, covenants and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any such amounts or for any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency may accrue before or after reentry by Landlord. Tenant shall be entitled to any interest on the Security Deposit, payable quarterly, if the Security Deposit is in cash. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon application of any part of the deposit by Landlord as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Landlord shall not be deemed to have cured Tenant's default by reason of which the application is made.

         Tenant hereby grants to Landlord a security interest in the Security Deposit to secure all of Tenant's obligations to Landlord in connection with the Lease, including without limitation, any claims in favor of Landlord arising out of rejection of the Lease in bankruptcy. Tenant acknowledges that Landlord may assign the Security Deposit to Landlord's Mortgagee and consents to said assignment.

         In the event of a bona fide sale of the Building of which the Premises are a part, Landlord shall have the right to transfer the Security Deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord.

         This Security Deposit shall not be assigned or encumbered by Tenant. It is expressly understood that the reentry of the Premises by Landlord for any default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to recover the security deposit, and the security deposit shall be retained and remain in the possession of Landlord until the end of the term of this Lease, except as set forth below.

         Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of this security deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies which Landlord may have. If Tenant has fulfilled all of its obligations under the Lease through the Initial Term and renews the Lease for the First Renewal Term, the Security Deposit will be reduced to an amount equal to one monthly installment of the Base Rent and other charges then due under this Lease, and the remaining amounts in the Security Deposit (including accrued interest) will be returned to Tenant. If the Lease is not renewed for the First Renewal Term, the Security Deposit will be retained by Landlord and used to pay all costs of operating and maintaining the Premises, marketing the Premises for sale or lease, making repairs and improvements to the Premises, to prepare the Premises for sale or lease, and paying any other costs reasonably incurred in selling or reletting the Premises. Upon sale or lease of all or substantially all of the Premises, Landlord will pay to Tenant any portions of such Security Deposit which have not been used for such purposes. If Tenant performs all of its obligations under this Lease through the First Renewal Term and any subsequent Renewal Terms, any amounts remaining in the Security Deposit (including accrued interest) will be returned to Tenant at the expiration of this Lease following any adjustment of Operating Cost for the last year of the Term.

         Section 35. Capital Reserve. In addition to the other amounts payable by Tenant under this Lease, Tenant shall pay to the Landlord (or as otherwise directed by Landlord in writing) on or before the first day of each month during the Term the sum of One Thousand Nine Hundred One and 67/100 Dollars ($1,901.67), to be deposited by Landlord or Landlord's Mortgagee in an interest-bearing account (the "Capital Reserve") for payment of repairs of the Building and other improvements on the Premises, extraordinary maintenance, equipment repairs or replacements, or other capital items pertaining to the Premises. Such account shall at all times be the property of the Tenant, subject to the rights of the Landlord under this Lease. Landlord shall at all times have a first security interest in the Capital Reserve, and the Tenant agrees to execute any financing statement or other documentation requested by the Landlord to evidence or perfect such security interest. Interest earned from the investment of sums held in the Capital Reserve shall remain in, and be added to, such account. Landlord shall have the right to withdraw funds from the Capital Reserve at any time for the purposes described in this Section, provided that so long as Tenant is not in default of this Lease no such funds will be used for any capital item not approved by Tenant directly or by approval of the budget, which approval will not be unreasonably withheld or delayed. Funds will be released from the Capital Reserve in accordance with any procedures required by Landlord's Mortgagee. At expiration or earlier termination of this Lease, Landlord shall be entitled to withdraw funds from the Capital Reserve sufficient to cover the unamortized portion of any capital expenditures made by Landlord which under the terms of Section 5(b) are amortized over the useful life or pay back period included in Operating Cost, and to cover any other capital expenditures which are required to be made to the Premises to bring the Premises to first-class order and condition. If Landlord and Tenant do not agree as to the capital expenditures required to bring the Premises to first-class order and condition, they shall mutually select a contractor or other party engaged in the business of conducting physical inspections of property for purchase or sale and the report of such inspector shall be determinative of the capital expenditures required. If Tenant has paid all of the Base Rent and other amounts owing under this Lease and is not otherwise in default, upon expiration of this Lease any balance remaining in the

Capital Reserve after such withdrawals shall be paid over to Tenant.

         Section 36. Option to Purchase. At any time from and after March 1, 2002, and prior to the expiration of the Initial Term, and provided Tenant is not in default under this Lease and the Lease term has not expired or been terminated, and provided further that, so long as Tenant is a member of the entity constituting the Landlord, neither of the members of the Landlord has given notice exercising its right to acquire the interests of the other member in such entity, Tenant shall have the option to purchase the Premises on the following terms and contingencies:

                  (a) Tenant may give written notice to Landlord of its exercise of its rights under this Section. Such notice shall identify the price that Tenant is willing to pay for the Premises (which price shall in no event be less than $11,000,000 net of closing costs and prorations, plus any prepayment premium arising in connection with such purchase), and shall identify a date at least 60 days after the date of the notice for closing the purchase and sale transaction.

                  (b) Within 30 days after the date Landlord receives such notice of exercise from Tenant, Landlord shall respond in writing to Tenant, either accepting the terms contained in Tenant's notice, or demanding appraisal pursuant to subsection (c). If Landlord fails to respond within such time, Landlord shall be deemed to have accepted the price proposed by Tenant in its notice.

                  (c) If Landlord elects appraisal of Premises, the purchase price of the Premises will be determined by an appraisal conducted by a qualified MAI appraiser with experience appraising real property in the area in which the property to be appraised is located.

                  (d) If this option is exercised, the closing of the purchase shall be at a time and place agreeable to the parties, but in any event no later than 90 days after the giving of the required notice. Upon the closing, the purchase price shall be paid in cash or by wire transfer or cashier's check. If any member of the Landlord or any of its principals or investors have guaranteed any loans or mortgages on or in respect of the Premises, then as a condition of the purchase of the Premises under this Section such guaranties either will be released at closing or the Tenant will pay off such loans and mortgages at closing.

                  (e) The appraiser shall be selected by agreement of the parties. If the parties cannot agree upon the appraiser, the parties shall each name an appraiser who meets the qualifications set forth above, and the value shall be the average of the two appraisals. In issuing the assignment to the appraiser, the appraiser shall be instructed to determine the market value of the Premises assuming (i) the Lease would remain in full force and effect for 10 years from the closing date; (ii) the existing debt would remain in place (and accordingly the Landlord would have no obligation to pay any prepayment premium); and (iii) the minimum market value of the Property is at least $11,000,000 net of closing costs and prorations, plus any prepayment premium arising in connection with such purchase.

IN WITNESS WHEREOF, the parties have signed this Lease on the date first above written.

LANDLORD:                                  DRF 12000 PORTLAND LLC
                                           A MINNESOTA LIMITED LIABILITY COMPANY


                                           By:
                                              ----------------------------------
                                                     Title:  Manager



TENANT:                                    TELEX COMMUNICATIONS, INC.
                                           A DELAWARE CORPORATION


                                           By:
-------------------------------------------
                                               Title:
                                                     ---------------------------

STATE OF MINNESOTA  }
                    }SS.
COUNTY OF HENNEPIN  }

         The foregoing instrument was acknowledged before me this 16th day of March, 2000, by Randy T. McKay, Manager of DRF 12000 PORTLAND LLC, a Minnesota limited liability company, organized and existing under the laws of the State of Minnesota, on behalf of the limited liability company.


                                            ------------------------------------
                                            Notary Public









STATE OF            }
                    }SS.
COUNTY OF           }

         The foregoing instrument was acknowledged before me this 16th day of
March, 2000, by                    , the                  , of TELEX
               --------------------      -----------------
COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware, on behalf of the corporation.


                                            ------------------------------------
                                            Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Parcel A:

That part of Lot One (1), Block One (1), in Dicomed First Addition, according to the recorded plat thereof, lying south of the Northerly line of First Addition to Pleasant View Memorial Gardens.

Torrens Property

Parcel B:

That part of Lot One (1), Block One (1), in Dicomed First Addition, according to the recorded plat thereof, except that part lying south of the Northerly line of First Addition to Pleasant View Memorial Gardens.

Together with easements contained in Sanitary and Storm Easement Agreement filed December 22, 1987, as Document No. 820775.

Abstract Property

Parcel C:

That part of Lot 5, Block 1, Riverwood Industrial Park Plat 5 as platted and of record in the Office of the County Recorder, Dakota County, Minnesota, lying Southwesterly of the following described line and its Southeasterly extension:

Commencing at the Southwest corner of said Lot 5; thence North 00 degrees 13 minutes 17 seconds West, bearing assumed, along the West line of said Lot 5, a distance of 80.00 feet to the point of beginning of the line to be described:
Thence South 73 degrees 04 minutes 49 seconds East, a distance of 50.00 feet to the Northwesterly right-of-way line of Portland Avenue, as platted in said Riverwood Industrial Park Plat 5 and there terminating.

Abstract Property

Dakota County, Minnesota
Abstract and Torrens Property